BANKATLANTIC BANCORP, INC.


EXHIBIT 11

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.

                                                                            FOR THE THREE MONTHS ENDED
                                                                                     JUNE 30,
                                                                          -------------------------------
 (In thousands, except share data )                                           2002               2001
                                                                          ------------       ------------
BASIC EARNINGS PER SHARE
Income (loss) before extraordinary item                                   $     (2,233)      $      8,605
Basic weighted average number of common shares outstanding                  57,973,880         36,535,810
                                                                          ------------       ------------
Basic earnings (loss) per share before extraordinary item                 $      (0.04)      $       0.24
                                                                          ------------       ------------
Extraordinary item                                                        $     23,810       $          0
Basic weighted average number of common shares outstanding                  57,973,880         36,535,810
                                                                          ------------       ------------
Basic earnings per share from extraordinary item                          $       0.41       $       0.00
                                                                          ------------       ------------
Net Income                                                                $     21,577       $      8,605
Basic weighted average number of common shares outstanding                  57,973,880         36,535,810
                                                                          ------------       ------------
BASIC EARNINGS PER SHARE                                                  $       0.37       $       0.24
                                                                          ------------       ------------
Amortization of goodwill, net of tax                                      $       0.00       $        978
Basic weighted average number of common shares outstanding                  57,973,880         36,535,810
                                                                          ------------       ------------
Basic earnings per share from amortization of goodwill                    $       0.00       $       0.03
                                                                          ------------       ------------
Net income adjusted for goodwill amortization                             $     21,577       $      9,583
Basic weighted average number of common shares outstanding                  57,973,880         36,535,810
                                                                          ------------       ------------
BASIC EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION               $       0.37       $       0.27
                                                                          ------------       ------------
DILUTED EARNINGS PER SHARE
Income (loss) before extraordinary item                                   $     (2,233)      $      8,605
Interest expense on convertible debentures                                        0.00              1,027
                                                                          ------------       ------------
Income available after assumed conversion                                 $     (2,233)      $      9,632
                                                                          ------------       ------------
Basic weighted average shares outstanding                                   57,973,880         36,535,810
Common stock equivalents resulting from convertible debentures                       0         13,064,312
Common stock equivalents resulting from restricted stock and options                 0          1,675,449
                                                                          ------------       ------------
Diluted weighted average shares outstanding                                 57,973,880         51,275,571
                                                                          ------------       ------------
Diluted earnings per share before extraordinary item                      $      (0.04)      $       0.19
                                                                          ------------       ------------
Extraordinary item                                                        $     23,810       $          0
Diluted weighted average shares outstanding                                 57,973,880         51,275,571
                                                                          ------------       ------------
Diluted earnings per share from extraordinary item                        $       0.41               0.00
                                                                          ------------       ------------
Income available after assumed conversion                                 $     21,577       $      9,632
Diluted weighted average shares outstanding                                 57,973,880         51,275,571
                                                                          ------------       ------------
DILUTED EARNINGS PER SHARE                                                $       0.37       $       0.19
                                                                          ------------       ------------
Amortization of goodwill, net of tax                                      $          0       $        978
Diluted weighted average shares outstanding                                 57,973,880         51,275,571
                                                                          ------------       ------------
Diluted earnings per share from amortization of goodwill                  $       0.00       $       0.02
                                                                          ------------       ------------
Income available after assumed conversion adjusted for
  goodwill amortization                                                   $     21,577       $     10,610
Diluted weighted average shares outstanding                                 57,973,880         51,275,571
                                                                          ------------       ------------
DILUTED EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION             $       0.37       $       0.21
                                                                          ------------       ------------

BANKATLANTIC BANCORP, INC.


                                                                             FOR THE SIX MONTHS ENDED
                                                                                      JUNE 30,
                                                                           ----------------------------
 (In thousands, except share data )                                           2002             2001
                                                                           -----------      -----------
 BASIC EARNINGS PER SHARE
 Income before extraordinary item and
  cumulative effect of a change in accounting principle                    $    10,347      $    15,430
 Basic weighted average number of common shares outstanding                 57,918,382       36,519,091
 Basic earnings per share before extraordinary item and                    -----------      -----------
   cumulative effect of a change in accounting principle                   $      0.18      $      0.42
                                                                           -----------      -----------
Extraordinary item                                                         $    23,810      $         0
 Basic weighted average number of common shares outstanding                 57,918,382       36,519,091
                                                                           -----------      -----------
 Basic earnings per share from extraordinary item                          $      0.41      $      0.00
                                                                           -----------      -----------
Cumulative effect of a change in accounting principle                      $         0      $     1,138
 Basic weighted average number of common shares outstanding                 57,918,382       36,519,091
 Basic earnings per share from cumulative effect of a change               -----------      -----------
   in accounting principle                                                 $      0.00      $      0.03
                                                                           -----------      -----------
 Net Income                                                                $    34,157      $    16,568
 Basic weighted average number of common shares outstanding                 57,918,382       36,519,091
                                                                           -----------      -----------
 BASIC EARNINGS PER SHARE                                                  $      0.59      $      0.45
                                                                           -----------      -----------
 Amortization of goodwill, net of tax                                      $         0      $     1,969
 Basic weighted average number of common shares outstanding                 57,918,382       36,519,091
                                                                           -----------      -----------
 Basic earnings per share from amortization of goodwill                    $      0.00      $      0.05
                                                                           -----------      -----------
 Net income adjusted for goodwill amortization                             $    34,157      $    18,537
 Basic weighted average number of common shares outstanding                 57,918,382       36,519,091
                                                                           -----------      -----------
 BASIC EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION               $      0.59      $      0.50
                                                                           -----------      -----------
 DILUTED EARNINGS PER SHARE
 Income before extraordinary item and
  cumulative effect of a change in accounting principle                    $    10,347      $    15,430
 Interest expense on convertible debentures                                          0            2,052
                                                                           -----------      -----------
 Income available after assumed conversion                                 $    10,347      $    17,482
                                                                           -----------      -----------
 Basic weighted average shares outstanding                                  57,918,382       36,519,091
 Common stock equivalents resulting from convertible debentures                      0       13,065,213
 Common stock equivalents resulting from restricted stock and options        2,968,980        1,324,698
                                                                           -----------      -----------
 Diluted weighted average shares outstanding                                60,887,362       50,909,002
                                                                           -----------      -----------
 Diluted earnings per share before extraordinary item and
   cumulative effect of a change in accounting principle                   $      0.17      $      0.34
                                                                           -----------      -----------
 Extraordinary item                                                        $    23,810      $         0
 Diluted weighted average shares outstanding                                60,887,362       50,909,002
                                                                           -----------      -----------
 Diluted earnings per share from extraordinary item                               0.39             0.00
                                                                           -----------      -----------
 Cumulative effect of a change in accounting principle                               0      $     1,138
 Diluted weighted average shares outstanding                                60,887,362       50,909,002
 Diluted earnings per share from cumulative effect of a change             -----------      -----------
   in accounting principle                                                 $      0.00      $      0.03
                                                                           -----------      -----------
 Income available after assumed conversion                                 $    34,157      $    18,620
 Diluted weighted average shares outstanding                                60,887,362       50,909,002
                                                                           -----------      -----------
 DILUTED EARNINGS PER SHARE                                                $      0.56      $      0.37
                                                                           -----------      -----------
 Amortization of goodwill, net of tax                                      $         0      $     1,969
 Diluted weighted average shares outstanding                                60,887,362       50,909,002
                                                                           -----------      -----------
 Diluted earnings per share from amortization of goodwill                  $      0.00      $      0.04
                                                                           -----------      -----------
 Income available after assumed conversion adjusted for
  goodwill amortization                                                    $    34,157      $    20,589
 Diluted weighted average shares outstanding                                60,887,362       50,909,002
                                                                           -----------      -----------
 DILUTED EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION             $      0.56      $      0.41
                                                                           -----------      -----------